Exhibit 99

For Immediate Release

Contact:Mike Dinneen

Senior Vice President, Director of Marketing & Communications

(856) 552-5013

mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Fourth Quarter 2015 Net Income of $1.5 Million; Full Year 2015 Net Income of $10.2 Million

Mount Laurel, N.J. – February 1, 2016 –

Fourth Quarter Highlights:

•	Net income of $1.5 million, or $0.08 per diluted share, for the quarter ended December 31, 2015.
•	Quarterly operating expenses of $16.6 million are the lowest in more than 10 years.
•	Annualized commercial loan growth of 12% in the fourth quarter.
•	Completed comprehensive restructuring plan in 2015 and recently announced the termination of the formal written agreement with the Office of the Comptroller of the Currency.
•	Non-performing loans fell to $3.1 million, or 0.2% of total loans, at December 31, 2015 from $11.0 million, or 0.73% of total loans, at December 31, 2014.
•	Solid foundation in place with strong capital ratios and reserve coverage with allowance for loan losses to loans of 1.16% and allowance for loan losses to non-performing loans at 578%.
•	Net income of $10.2 million for 2015, or $0.55 per diluted share, represents first annual profit since 2008.

Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), the holding company for Sun National Bank (the “Bank”), today reported net income of $1.5 million, or $0.08 per diluted share, for the quarter ended December 31, 2015, compared to net income of $3.2 million, or $0.17 per diluted share in the quarter ended September 30, 2015, and a $2.8 million net loss, or $0.15 loss per diluted share for the quarter ended December 31, 2014.

“The fourth quarter and full year 2015 results clearly demonstrate that the successful execution of the strategic restructuring undertaken in the last 18 months has led to substantial progress, including reporting profitable operating results in each quarter of 2015,” said Thomas M. O’Brien, President and CEO.  “We have been relentless in our efforts to address and remediate the legacy regulatory, operating and financial problems at the Company.  As a result of these successful efforts, our long-standing formal written agreement with the Office of the Comptroller of the Currency (the “OCC”) has recently been terminated.  Our goal remains focused on building a franchise that operates in full regulatory compliance while delivering value for our investors.”

Discussion of Results:

Balance Sheet

Total assets decreased to $2.21 billion at December 31, 2015, as compared to $2.29 billion at September 30, 2015 and $2.72 billion at December 31, 2014. Cash and cash equivalents decreased to $204.3 million at December 31, 2015 as compared to $287.9 million at September 30, 2015 and $548.4 million at December 31, 2014.  The decrease in cash and cash equivalents for 2015 was primarily due to increases in loan originations, purchases of several multifamily loan participations and deposit reductions from the completion of the sale of eight branch locations throughout 2015.

Gross loans held-for-investment totaled $1.55 billion at December 31, 2015, as compared to $1.53 billion at September 30, 2015 and $1.51 billion at December 31, 2014.  The increase in gross loans held-for-investment during the fourth quarter is due primarily to an increase in commercial loan originations. Commercial loan growth totaled 12% on an annualized basis in the fourth quarter as originations increased from third quarter levels.  For the year, the Bank has experienced net loan growth both through organic originations as well as through purchases of multifamily loan participations and strategically retaining loans where the Bank has the opportunity to build long-term relationships.

“We now have several quarters of successful originations from our new commercial lending platform which provided an increase in commercial loan originations for the first time in many years,” said O’Brien.  “Despite a very competitive commercial loan market, with our highly experienced commercial lending teams firmly in place, we continue to see quality relationship opportunities.  While the bulk of our originations were in commercial real estate, we have enhanced several commercial & industrial loan relationships, and it is our desire to grow in this segment. Strategically, we continued to reduce our consumer, residential and investment portfolios in 2015 and reinvest the proceeds into commercial loans.”

“New commercial loan originations were primarily in the Central and Northern New Jersey markets, as well as the metropolitan New York City area including Long Island,” stated O’Brien.  “Our goal has been to position the Bank for organic growth in high-potential markets.  With the Bank’s exit from Cape May and Salem Counties in 2015, as well as the previously completed relocation of the Company headquarters to Burlington County and the establishment of our commercial lending hub in Edison, New Jersey, more than 60% of our commercial loan relationships are based out of the New York City, Northern New Jersey, Long Island and Central New Jersey metropolitan statistical areas.”

Deposits were $1.74 billion at December 31, 2015, as compared to $1.82 billion at September 30, 2015 and $2.09 billion at December 31, 2014. The Bank experienced deposit reductions in the fourth quarter due to runoff from previously consolidated branches, a planned loss of one high balance non-transactional commercial deposit relationship and mild runoff of multiple low balance, non-relationship accounts due to the implementation of a revised relationship-based retail deposit and pricing strategy.

“Our deposit strategy is to lessen volatility and costs associated with excessive low-balance single product accounts,” said O’Brien. “We anticipate deposit growth in future periods and our general target is a loan-to-deposit ratio in the 95% range. Our overall deposit strategy continues to be growing core relationship balances while reducing high-cost or rate-sensitive balances.”

Net Interest Income and Margin

The net interest margin of 2.81% for the quarter ended December 31, 2015 was unchanged from the linked third quarter. Net interest income fell by $0.4 million to $14.8 million in the fourth quarter, compared to the linked third quarter, due to a reduction in interest-earning assets.  Average loans fell during the fourth quarter due mainly to high commercial loan payoffs late in the third quarter and originations primarily occurring late in the fourth quarter.  Average investments fell in the fourth quarter due to the third quarter sale of the municipal bond portfolio, normal amortization and limited reinvestment.  Average cash was approximately $308 million during the fourth quarter which continued to depress the net interest margin.

“With the restructuring completed and the recent termination of the formal written agreement with the OCC, we will continue to enhance our efforts around liquidity deployment,” said O’Brien.  “Once our liquidity is fully deployed, we anticipate a net interest margin between 3.1% and 3.2%.  We expect that recent movement in short-term interest rates will benefit our margins mildly as the Bank continues to maintain an asset sensitive position.”

Non-Interest Income

Non-interest income totaled $3.2 million for the quarter ended December 31, 2015, as compared to $6.5 million and $4.1 million for the quarters ended September 30, 2015 and December 31, 2014, respectively.  The decrease in non-interest income for the fourth quarter of 2015 as compared to the linked third quarter was primarily attributable to a $1.5 million gain on the sale of investment securities and a $1.3 million gain on the sale of the Hammonton branch location, which both occurred in the third quarter of 2015.  The decrease from the comparable prior year quarter was primarily due to a decline of $1.0 million in deposit service charges and fees.  This decline was substantially due to the branch sale transactions and branch office consolidations that were completed throughout 2015 and changes in the retail deposit strategy.

“As we began to implement our relationship product and pricing strategies in the second half of 2015, the overall composition of our deposit-related fee income began to shift,” said O’Brien.  “We are beginning to generate increased recurring transactional fee income as a result of our customers deepening their relationship with us.  As we make this transition, we anticipate that our deposit-related fee income may fluctuate through the first part of 2016.”

Non-Interest Expense

Non-interest expense for the fourth quarter of 2015 was $16.6 million, a decrease of $3.3 million from the third quarter of 2015 and a decrease of $7.1 million from the fourth quarter of 2014.  In the fourth quarter of 2015, expenses from salaries and employee benefits declined by $1.7 million, compared to the third quarter of 2015, as a result of the consolidation and sale of ten branch locations that were completed in the third quarter and an incentive accrual reversal of $0.5 million in the fourth quarter of 2015 as certain executives will receive deferred compensation in lieu of cash compensation.  Occupancy expense decreased by $1.8 million in the fourth quarter of 2015, compared to the third quarter of 2015, as the Company recorded $0.4 million in expenses related to lease vacancies during the third quarter of 2015 and recorded approximately $0.6 million of lease vacancy expense reversals in the fourth quarter of 2015 due to the execution of three new sub-lease agreements for vacant office space. There was an overall reduction in occupancy expense due to the reduction in branch locations.  In the three months ended December 31, 2015, other expense included $0.7 million of expenses for recourse reserves on certain SBA loans sold several years previously. In comparison to the comparable prior year quarter, occupancy expense and expenses from salaries and employee benefits decreased by $3.9 million and $1.6 million, respectively, due to a significant reduction in branch locations.  Other expenses in the comparable prior year quarter included a $0.8 million write down on one other real estate owned property.

“With the recent termination of the long-standing formal written agreement with the OCC, we anticipate further expense reductions as costs directly attributable to the order cease,” said O’Brien.  “Specifically, we anticipate expense reductions in FDIC insurance, exam and regulatory fees, and professional fees.  With our quarterly operating expenses approaching a more appropriate level, we will focus on reducing our historically high efficiency ratio through continued expense discipline and revenue growth initiatives.  For the last several years, the Company’s efficiency ratio was consistently well over 100%.  While the Company’s efficiency ratio fell to 92% for the fourth quarter of 2015, it remains unacceptably high and a target for our continued focus.  We anticipate more progress on future reductions through improved revenue generation as well as careful expense management.”

Asset Quality

Asset quality continues to be strong as the Bank aggressively monitors and minimizes the risks in its loan portfolio.  Non-performing loans held-for-investment decreased to $3.1 million at December 31, 2015 from $3.7 million at September 30, 2015 and $11.0 million at December 31, 2014. Non-performing loans held-for-investment to total gross loans held-for-investment declined to 0.20% at December 31, 2015 as compared to 0.24% at September 30, 2015 and 0.73% at December 31, 2014.

There was a negative provision for loan losses of $0.3 million during the fourth quarter of 2015 compared to a negative provision for loan losses of $1.8 million in the third quarter of 2015 and no provision for loan losses in the fourth quarter of 2014. In the fourth quarter of 2015, the Bank recorded net charge-offs of $0.6 million as compared to net recoveries of $0.3 million in the third quarter of 2015, and net charge-offs of $3.3 million in the fourth quarter of 2014. During the fourth quarter of 2015, the Bank sold $1.3 million of problem consumer residential loans from its held-for-investment portfolio resulting in charge-offs of approximately $700 thousand with respect to the sale.  The allowance for loan losses was $18.0 million, or 1.16% of gross loans held-for-investment, at December 31, 2015, as compared to $18.9 million, or 1.24% of gross loans held-for-investment, at September 30, 2015 and $23.2 million, or 1.54% of gross loans held-for-investment, at December 31, 2014. The allowance for loan losses was 578% of non-performing loans held-for-investment at December 31, 2015 as compared to 210% at December 31, 2014.

Capital

The capital ratios of the Bank and the Company remain strong. At December 31, 2015, the Bank’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 17.9%, 19.1%, 17.9% and 12.4%, respectively. At December 31, 2015, the Company’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 14.1%, 21.0%, 17.6%, and 12.2%, respectively.  The Company’s tangible equity to tangible assets ratio was 10.0% at December 31, 2015, as compared to 9.7% at September 30, 2015 and 7.7% at December 31, 2014.

“The Company and the Bank continue to enjoy a very solid capital base with ratios that significantly exceed all of the "well capitalized" regulatory standards,” said O’Brien.  “With the formal written agreement now terminated by the OCC, these healthy capital ratios will allow the Company to begin to evaluate a variety of capital management options.  The Company expects to continue its focus on organic growth opportunities as it looks to build a record of consistent profitability.  The work ahead of us is much different than the major restructuring undertaken over the past 18 months.  As we embark on 2016, our attention will be directed to improving both the quality and quantity of our earnings in each quarter of the year.”

Conference Call

The Company will hold a conference call on Monday, February 1, 2016 at 11:00 a.m. (EST) to discuss results and answer questions from analysts and investors. Participants may listen to or participate in the Company’s earnings conference call via the following:

•	Participants Toll-Free Number: 800-753-0487
•	Conference ID: 2576746

A transcript of the conference call will be available at the Investor Relations section of www.sunnationalbank.com following the call.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.21 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey, and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the Company’s ability to attract and retain key management and staff; (ii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iii) the ability to attract deposits and other sources of liquidity; (iv) changes in the financial performance and/or condition of the Bank’s borrowers; (v) changes in consumer spending, borrowing and saving habits; (vi) the ability to increase market share and control expenses; (vii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (viii) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (ix) volatility in the credit and equity markets and its effect on the general economy; (x) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xi) the overall quality of the composition of the Company’s loan and securities portfolios; (xii) inflation, interest rate, securities market and monetary fluctuations;(xiii) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xiv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xv) competition among providers of financial services; (xvi) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2014, the Company’s Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tangible book value per common share and return on average tangible equity, which are non-GAAP financial measures. Management believes that tangible book value per common share and return on average tangible equity are meaningful financial measures because they are two of the measures we use to assess capital adequacy.

Tangible book value per common share (dollars in thousands)

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at December 31, 2015, September 30, 2015, June 30, 2015, March, 31, 2015 and December 31, 2014.

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Tangible book value per common share:
Shareholders’ equity	$256,389	$255,485	$252,926	$249,235	$245,323
Less: Intangible assets	38,188	38,188	38,188	38,188	38,188
Tangible equity	$218,201	$217,297	$214,738	$211,047	$207,135
Common stock	18,907	18,901	18,901	18,901	18,901
Less: Treasury stock	218	231	237	282	285
Total outstanding shares	18,689	18,670	18,664	18,619	18,616
Tangible book value per common share:	$11.68	$11.64	$11.51	$11.34	$11.13

Return on Average Tangible Equity (dollars in thousands)

The following provides the calculation of return on tangible equity for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014.

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income (loss)	$1,452	$3,164	$2,828	$2,776	$(2,829)
Average tangible equity:
Average shareholders’ equity	$257,035	$255,685	$252,391	$249,970	$249,313
Less: Average intangible assets	38,188	38,188	38,188	38,188	38,188
Average tangible equity	$218,847	$217,497	$214,203	$211,782	$211,125
Return on average tangible equity(1):	2.7%	5.8%	5.3%	5.2%	(5.4)%

(1)	Annualized

SUN BANCORP, INC AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Profitability for the period:
Net interest income	$14,815	$17,026	$60,598	$77,951
Provision for loan losses	(300)	-	(3,280)	14,803
Non-interest income	3,204	4,142	27,625	17,763
Non-interest expense	16,621	23,705	80,087	109,402
Income (loss) before income taxes	1,698	(2,537)	11,416	(28,491)
Income tax expense	246	292	1,197	1,317
Net income (loss) available to common shareholders	$1,452	$(2,829)	$10,219	$(29,808)
Financial ratios:
Return on average assets (1)	0.3%	(0.4)%	0.4%	(1.0)%
Return on average equity (1)	2.3%	(4.5)%	4.7%	(12.0)%
Return on average tangible equity (1), (2)	2.7%	(5.4)%	4.7%	(14.1)%
Net interest margin (1)	2.81%	2.67%	2.74%	2.92%
Efficiency ratio	92%	110%	91%	110%
Income (loss) per common share:
Basic	$0.08	$(0.15)	$0.55	$(1.67)
Diluted	$0.08	$(0.15)	$0.55	$(1.67)

Average equity to average assets	11.2%	9.0%	10.5%	8.5%

	December 31,
	2015	2014
At period-end:
Total assets	$2,208,828	$2,715,348
Total deposits	1,744,217	2,091,904
Loans receivable, net of allowance for loan losses	1,530,501	1,486,898
Loans held-for-sale	-	4,083
Investments	298,859	409,950
Borrowings	92,305	68,978
Junior subordinated debentures	92,786	92,786
Shareholders' equity	256,389	245,323

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	1.16%	1.54%
Non-performing loans held-for-investment to gross loans held-for-investment	0.20%	0.73%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.22%	1.03%
Allowance for loan losses to non-performing loans held-for-investment	578%	210%
Tier 1 common equity risk-based capital (3)(4):
Sun Bancorp, Inc.	14.1%	-
Sun National Bank	17.9%	-
Total risk-based capital (3):
Sun Bancorp, Inc.	21.0%	19.3%
Sun National Bank	19.1%	17.4%
Tier 1 risk-based capital (3):
Sun Bancorp, Inc.	17.6%	16.7%
Sun National Bank	17.9%	16.1%
Leverage capital (3):
Sun Bancorp, Inc.	12.2%	10.1%
Sun National Bank	12.4%	9.7%

Book value per common share	$13.72	$13.18
Tangible book value per common share	$11.68	$11.13

(1)	Amounts for the three months ended are annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3)	December 31, 2015 capital ratios are estimated, subject to regulatory filings.
(4)	The Basel III guidelines and the Dodd-Frank Act established a new minimum Tier 1 common equity risk-based capital ratio, effective January 1, 2015.

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands, except share and per share amounts)

	December 31,	December 31,
	2015	2014
ASSETS
Cash and due from banks	$21,836	$42,548
Interest earning bank balances	182,479	505,885
Cash and cash equivalents	204,314	548,433
Restricted cash	5,000	13,000
Investment securities available for sale (amortized cost of $285,838 and $394,733 at December 31, 2015 and December 31, 2014, respectively)	282,875	394,500
Investment securities held to maturity (estimated fair value of $250 and $501 at December 31, 2015 and December 31, 2014, respectively)	250	489
Loans receivable (net of allowance for loan losses of $18,007 and $23,246 at December 31, 2015 and December 31, 2014, respectively)	1,530,501	1,486,898
Loans held-for-sale, at lower of cost or market	—	4,083
Branch assets held-for-sale	—	69,064
Restricted equity investments, at cost	15,733	14,961
Bank properties and equipment, net	31,596	40,155
Real estate owned, net	281	522
Accrued interest receivable	4,657	5,397
Goodwill	38,188	38,188
Bank owned life insurance (BOLI)	81,175	79,132
Other assets	14,257	20,526
Total assets	$2,208,828	$2,715,348
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$1,744,217	$2,091,904
Branch deposits held-for-sale	—	183,395
Securities sold under agreements to repurchase - customers	—	1,156
Advances from the Federal Home Loan Bank of New York (FHLBNY)	85,607	60,787
Obligation under capital lease	6,698	7,035
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	1,524	1,514
Other liabilities	21,607	31,448
Total liabilities	1,952,439	2,470,025
SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $5 par value, 40,000,000 shares authorized; 18,906,527 shares issued and 18,688,789 shares outstanding at December 31, 2015; 18,900,877 shares issued and 18,615,950 shares outstanding at December 31, 2014.	94,532	94,508
Additional paid in capital	510,681	514,071
Retained deficit	(337,541)	(347,762)
Accumulated other comprehensive loss	(1,752)	(138)
Deferred compensation plan trust	(1,122)	(599)
Treasury stock at cost, 217,738 shares at December 31, 2015 and 284,927 shares December 31, 2014.	(8,409)	(14,757)
Total shareholders' equity	256,389	245,323
Total liabilities and shareholders' equity	$2,208,828	$2,715,348

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
INTEREST INCOME:
Interest and fees on loans	$15,243	$17,204	$61,271	$79,427
Interest on taxable investment securities	1,719	2,132	7,268	8,715
Interest on non-taxable investment securities	—	309	851	1,232
Dividends on restricted equity investments	205	195	818	838
Total interest income	17,167	19,840	70,208	90,212
INTEREST EXPENSE:
Interest on deposits	1,231	1,832	5,337	8,358
Interest on funds borrowed	553	439	2,073	1,753
Interest on junior subordinated debt	568	543	2,200	2,150
Total interest expense	2,352	2,814	9,610	12,261
Net interest income	14,815	17,026	60,598	77,951
PROVISION FOR LOAN LOSSES	(300)	—	(3,280)	14,803
Net interest income after provision for loan losses	15,115	17,026	63,878	63,148
NON-INTEREST INCOME:
Deposit service charges and fees	1,424	2,383	6,988	9,782
Interchange fees	505	540	2,115	2,357
Gain on sale of bank branches	—	—	10,553	—
Gain on sale of loans	—	—	1,444	—
Gain on sale of investment securities	—	—	1,468	50
Investment products income	458	480	2,025	2,447
BOLI income	516	482	2,043	1,896
Other income	301	257	989	1,231
Total non-interest income	3,204	4,142	27,625	17,763
NON-INTEREST EXPENSE:
Salaries and employee benefits	7,814	9,412	37,013	51,814
Occupancy expense	1,521	5,432	12,811	16,230
Equipment expense	1,395	1,487	8,417	7,287
Data processing expense	1,209	1,202	5,018	4,979
Professional fees	845	1,225	3,230	6,487
Insurance expense	1,049	1,299	4,528	5,567
Advertising expense	541	386	1,520	2,062
Problem loan expense	167	547	1,259	2,039
Other expense	2,080	2,715	6,290	12,937
Total non-interest expense	16,621	23,705	80,086	109,402
INCOME (LOSS) BEFORE INCOME TAXES	1,698	(2,537)	11,417	(28,491)
INCOME TAX EXPENSE	246	292	1,197	1,317
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,452	$(2,829)	$10,220	$(29,808)

Basic earnings (loss) per share	$0.08	$(0.15)	$0.55	$(1.67)
Diluted earnings (loss) per share	$0.08	$(0.15)	$0.55	$(1.67)

Weighted average shares - basic	18,673,271	18,589,717	18,647,184	17,830,018
Weighted average shares - diluted	18,766,028	18,589,717	18,708,168	17,830,018

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2015	2015	2015	2015	2014
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Net interest income	$14,815	$15,217	$15,375	$15,191	$17,026
Provision for loan losses	(300)	(1,762)	(1,218)	-	-
Non-interest income	3,204	6,453	4,881	13,087	4,142
Non-interest expense	16,621	19,885	18,362	25,218	23,705
Income (loss) before income taxes	1,698	3,547	3,112	3,060	(2,537)
Income tax expense	246	383	284	284	292
Net income (loss) available to common shareholders	$1,452	$3,164	$2,828	$2,776	$(2,829)
Financial ratios:
Return on average assets (1)	0.3%	0.5%	0.5%	0.4%	(0.4)%
Return on average equity (1)	2.3%	5.0%	5.0%	4.4%	(4.5)%
Return on average tangible equity (1), (2)	2.7%	5.8%	5.3%	5.2%	(5.4)%
Net interest margin (1)	2.81%	2.81%	2.79%	2.57%	2.67%
Efficiency ratio	92%	92%	90%	89%	112%
Per share data :
Income (loss) per common share:
Basic	$0.08	$0.17	$0.15	$0.15	$(0.15)
Diluted	$0.08	$0.17	$0.15	$0.15	$(0.15)
Book value	$13.72	$13.68	$13.55	$13.39	$13.18
Tangible book value	$11.68	$11.64	$11.51	$11.34	$11.13
Average basic shares	18,673,271	18,668,791	18,632,526	18,616,537	18,589,717
Average diluted shares	18,766,028	18,738,517	18,684,597	18,639,501	18,589,717
Non-interest income:
Deposit service charges and fees	$1,424	$1,711	$1,849	$2,004	$2,383
Interchange fees	505	512	554	544	540
Gain on sale of investment securities	-	1,466	2	-	-
Gain on sale of loans	-	205	1,226	13	-
Net gain on sale of bank branches	-	1,318	-	9,235	-
Investment products income	458	490	488	589	480
BOLI income	516	512	503	512	482
Other income	301	239	259	190	257
Total non-interest income	$3,204	$6,453	$4,881	$13,087	$4,142
Non-interest expense:
Salaries and employee benefits	$7,814	$9,489	$9,120	$10,590	$9,412
Occupancy expense	1,521	3,289	3,034	4,967	5,432
Equipment expense	1,395	2,008	1,500	3,514	1,487
Data processing expense	1,209	1,197	1,304	1,308	1,202
Professional fees	845	838	711	836	1,225
Insurance expense	1,049	1,138	1,094	1,247	1,299
Advertising expense	541	521	223	235	386
Problem loan expenses	167	66	38	988	547
Other expenses	2,080	1,339	1,338	1,533	2,715
Total non-interest expense	$16,621	$19,885	$18,362	$25,218	$23,705

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2015	2015	2015	2015	2014
	Q4	Q3	Q2	Q1	Q4
Balance Sheet at quarter end:
Cash and cash equivalents	$204,314	$287,863	$278,863	$388,021	$548,433
Restricted cash	5,000	5,000	5,000	13,000	13,000
Investment securities	298,858	313,216	353,245	367,178	409,950
Loans held-for-investment
Commercial loans	1,152,643	1,119,088	1,155,689	1,042,820	1,052,932
Home equity	130,401	133,324	139,789	145,806	156,926
Residential real estate	262,358	270,855	280,009	288,783	294,232
Other	3,107	4,914	3,443	6,763	6,054
Total loans	1,548,509	1,528,181	1,578,930	1,484,172	1,510,144
Allowance for loan losses	(18,008)	(18,913)	(20,331)	(20,917)	(23,246)
Net loans	1,530,501	1,509,268	1,558,599	1,463,255	1,486,898
Loans held-for-sale	-	-	2,006	4,766	4,083
Branch assets held-for-sale	-	-	5,604	5,419	69,064
Goodwill	38,188	38,188	38,188	38,188	38,188
Total assets	2,208,828	2,289,023	2,379,023	2,436,391	2,715,348
Total deposits	1,744,217	1,819,532	1,876,721	1,959,556	2,091,904
Branch deposits held-for-sale	-	-	34,689	33,381	183,395
Securities repurchase agreements- customers	-	-	-	156	1,156
Advances from the FHLBNY	85,607	85,653	85,698	60,743	60,787
Obligations under capital leases	6,698	6,795	6,880	6,958	7,035
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	256,389	255,483	252,926	249,235	245,323
Quarterly average balance sheet:
Loans held-for-investment
Commercial and industrial	$1,124,176	$1,147,236	$1,095,202	$1,051,610	$1,145,297
Home equity	145,106	152,201	161,698	183,753	196,841
Residential real estate	255,746	264,396	271,585	284,197	301,326
Other	1,700	1,923	2,122	3,233	3,391
Total loans	1,526,728	1,565,756	1,530,607	1,522,793	1,646,855
Securities and other interest-earning assets	583,541	619,430	699,687	867,633	923,909
Total interest-earning assets	2,110,269	2,185,186	2,230,294	2,390,426	2,570,764
Total assets	2,293,114	2,372,727	2,419,520	2,600,231	2,785,525
Non-interest-bearing demand deposits	534,551	550,689	521,563	559,793	608,396
Total deposits	1,826,704	1,904,400	1,956,592	2,162,142	2,331,934
Total interest-bearing liabilities	1,477,301	1,539,000	1,617,176	1,763,062	1,885,250
Total shareholders' equity	257,035	255,685	252,391	249,970	249,313
Capital and credit quality measures:
Tier 1 common equity risk-based capital (2,3):
Sun Bancorp, Inc.	14.1%	14.6%	13.8%	13.4%	-
Sun National Bank	17.9%	18.5%	17.5%	17.2%	-
Total risk-based capital (2):
Sun Bancorp, Inc.	21.0%	21.8%	20.8%	20.4%	19.3%
Sun National Bank	19.1%	19.7%	18.8%	18.4%	17.4%
Tier 1 risk-based capital (2):
Sun Bancorp, Inc.	17.6%	18.2%	17.2%	16.8%	16.7%
Sun National Bank	17.9%	18.5%	17.5%	17.1%	16.1%
Leverage capital (2):
Sun Bancorp, Inc.	12.2%	11.7%	11.3%	10.3%	10.1%
Sun National Bank	12.4%	11.9%	11.5%	10.5%	9.7%

Average equity to average assets	11.2%	10.8%	10.4%	9.6%	9.0%
Allowance for loan losses to gross loans held-for-investment	1.16%	1.24%	1.29%	1.41%	1.54%
Non-performing loans held-for-investment to gross loans held-for-investment	0.20%	0.24%	0.37%	0.36%	0.73%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.22%	0.30%	0.40%	0.72%	1.03%
Allowance for loan losses to non-performing loans held-for-investment	578%	517%	347%	383%	210%
Other data:
Net (charge-offs) recoveries	(605)	344	615	(2,330)	(3,294)
Classified loans	5,922	5,803	9,236	8,461	24,261
Classified assets	9,410	9,918	12,442	11,998	27,986
Non-performing assets:
Non-accrual loans	$2,207	$3,121	$5,156	$4,611	$10,729
Non-accrual loans held-for-sale	-	-	389	4,766	4,083
Troubled debt restructurings, non-accrual	910	534	702	854	318
Real estate owned, net	281	909	-	468	522
Total non-performing assets	$3,461	$4,564	$6,247	$10,699	$15,652

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2015			December 31, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial loans	$1,124,176	$11,515	4.10%	$1,145,297	$12,600	4.40%
Home equity	145,106	1,512	4.17	196,841	2,082	4.23
Residential real estate	255,746	2,178	3.41	301,326	2,471	3.28
Other	1,700	38	8.94	3,391	51	6.02
Total loans receivable	1,526,728	15,243	3.99	1,646,855	17,204	4.18
Investment securities (3)	306,112	1,723	2.25	419,391	2,479	2.36
Interest-earning bank balances	277,429	200	0.29	504,518	322	0.26
Federal funds sold	-	-	-	-	-	-
Total interest-earning assets	2,110,269	17,166	3.25	2,570,764	20,005	3.11

Cash and due from banks	25,145			37,655
Restricted cash	5,000			13,000
Bank properties and equipment, net	32,121			44,802
Goodwill and intangible assets, net	38,188			38,188
Other assets	82,391			81,115
Total non-interest-earning assets	182,845			214,760
Total assets	$2,293,114			$2,785,524
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposit	$717,542	327	0.18%	$953,805	565	0.24%
Savings deposits	212,641	128	0.24	246,876	151	0.24
Time deposits	361,970	776	0.86	522,857	1,116	0.85
Total interest-bearing deposit accounts	1,292,153	1,231	0.38	1,723,538	1,832	0.43
Short-term borrowings:
Repurchase agreements with customers	-	-	-	1,054	-	-
Long-term borrowings:
FHLBNY Advances (4)	85,622	437	2.04	60,802	317	2.09
Obligations under capital lease	6,740	115	6.82	7,070	122	6.90
Junior subordinated debentures	92,786	568	2.45	92,786	543	2.34
Total borrowings	185,148	1,120	2.42	161,712	982	2.43
Total interest-bearing liabilities	1,477,301	2,351	0.64	1,885,250	2,814	0.60
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	534,551			608,396
Other liabilities	24,227			42,565
Total non-interest-bearing liabilities	558,778			650,961
Total liabilities	2,036,079			2,536,211

Shareholders' equity	257,035			249,313
Total liabilities and shareholders' equity	$2,293,114			$2,785,524
Net interest income		$14,815			$17,190
Interest rate spread (5)			2.61%			2.51%
Net interest margin (6)			2.81%			2.67%
Ratio of average interest-earning assets to average interest-bearing liabilities			143%			136%

(1)	Average balances include non-accrual loans, loans held-for-sale, branch assets held-for-sale and deposits held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the three months ended December 31, 2015 and 2014 was $0 and $165 thousand, respectively.

(4)	Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY
(5)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Year Ended			For the Year Ended
	December 31, 2015			December 31, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial loans	$1,104,871	$45,234	4.09%	$1,368,385	$58,773	4.30%
Home equity	160,560	6,614	4.12	205,093	8,366	4.08
Residential real estate	268,890	9,260	3.44	323,301	11,352	3.51
Other	2,239	161	7.19	13,752	935	6.80
Total loans receivable	1,536,560	61,269	3.99	1,910,531	79,426	4.16
Investment securities (3)	353,229	8,514	2.41	440,710	10,582	2.40
Interest-earning bank balances	338,365	880	0.26	344,326	866	0.25
Total interest-earning assets	2,228,154	70,663	3.17	2,695,567	90,874	3.37

Cash and due from banks	28,631			41,142
Restricted cash	7,170			19,447
Bank properties and equipment, net	36,297			46,777
Goodwill and intangible assets, net	38,188			38,470
Other assets	81,982			84,320
Total non-interest-earning assets	192,268			230,156
Total assets	$2,420,422			$2,925,723
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$790,237	1,416	0.18%	$1,052,717	2,869	0.27%
Savings deposits	221,309	467	0.21	258,808	672	0.26
Time deposits	408,230	3,454	0.85	565,472	4,817	0.85
Total interest-bearing deposit accounts	1,419,776	5,337	0.38	1,876,997	8,358	0.45
Short-term borrowings:
Repurchase agreements with customers	50	-	-	735	1	0.14
Long-term borrowings
FHLBNY advances (4)	78,704	1,603	2.04	60,865	1,264	2.08
Obligations under capital lease	6,870	470	6.84	7,181	489	6.81
Junior subordinated debentures	92,786	2,200	2.37	92,786	2,150	2.32
Total borrowings	178,410	4,273	2.40	161,567	3,904	2.42
Total interest-bearing liabilities	1,598,186	9,610	0.60	2,038,564	12,262	0.60
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	541,605			588,717
Other liabilities	26,836			49,115
Total non-interest-bearing liabilities	568,441			637,832
Total liabilities	2,166,627			2,676,396

Shareholders' equity	253,795			249,327
Total liabilities and shareholders' equity	$2,420,422			$2,925,723
Net interest income		$61,053			$78,612
Interest rate spread (5)			2.57%			2.77%
Net interest margin (6)			2.74%			2.92%
Ratio of average interest-earning assets to average interest-bearing liabilities			139%			132%

(1)	Average balances include non-accrual loans, loans held-for-sale, branch assets held-for-sale and deposits held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the twelve months ended December 31, 2015 and 2014 was $455 thousand and $664 thousand, respectively.

(4)	Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY
(5)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2015			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial loans	$1,124,176	$11,515	4.10%	$1,147,236	$11,631	4.06%
Home equity	145,106	1,512	4.17	152,201	1,569	4.12
Residential real estate	255,746	2,178	3.41	264,396	2,240	3.39
Other	1,700	38	8.94	1,923	39	8.11
Total loans receivable	1,526,728	15,243	3.99	1,565,756	15,479	3.95
Investment securities (3)	306,112	1,723	2.25	344,739	2,061	2.39
Interest-earning bank balances	277,429	200	0.29	274,691	175	0.25
Total interest-earning assets	2,110,269	17,166	3.25	2,185,186	17,715	3.24

Cash and due from banks	25,145			27,543
Restricted cash	5,000			5,000
Bank properties and equipment, net	32,121			34,242
Goodwill and intangible assets, net	38,188			38,188
Other assets	82,391			82,568
Total non-interest-earning assets	182,845			187,541
Total assets	$2,293,114			$2,372,727
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$717,542	$327	0.18%	$756,915	338	0.18%
Savings deposits	212,641	128	0.24	211,178	104	0.20
Time deposits	361,970	776	0.86	385,616	821	0.85
Total interest-bearing deposit accounts	1,292,153	1,231	0.38	1,353,709	1,263	0.37
Short-term borrowings:
Repurchase agreements with customers	-	-	-	-	-	-
Long-term borrowings
FHLB advances(4)	85,622	437	2.04	85,668	438	2.05
Obligations under capital lease	6,740	115	6.82	6,835	117	6.85
Junior subordinated debentures	92,786	568	2.45	92,786	555	2.39
Total borrowings	185,148	1,120	2.42	185,289	1,110	2.40
Total interest-bearing liabilities	1,477,301	2,351	0.64	1,538,998	2,373	0.62
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	534,551			550,689
Other liabilities	24,227			27,355
Total non-interest-bearing liabilities	558,778			578,044
Total liabilities	2,036,079			2,117,042

Shareholders' equity	257,035			255,685
Total liabilities and shareholders' equity	$2,293,114			$2,372,727
Net interest income		$14,815			$15,342
Interest rate spread (5)			2.61%			2.62%
Net interest margin (6)			2.81%			2.81%
Ratio of average interest-earning assets to average interest-bearing liabilities			143%			142%

(1)	Average balances include non-accrual loans, loans held-for-sale, branch assets held-for-sale and deposits held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the three months ended December 31, 2015 and September 30, 2015 was $0 and $125 thousand, respectively.

(4)	Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY
(5)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets.